Exhibit 99.2

HELIO, INC. and HELIO LLC

HELIO, INC. and HELIO LLC

CONDENSED COMBINED BALANCE SHEETS

(in thousands, except share/unit data)

	(unaudited) June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$9,700	$45,148
Accounts receivable, net of allowance of $7,976 and $10,866 as of June 30, 2008 and December 31, 2007, respectively	19,404	29,216
Prepaid expenses	1,521	5,263
Inventory	12,367	23,729
Restricted cash	100	6,850
Other current assets	1,046	868

Total current assets	44,138	111,074

Restricted cash – long term	5,649	5,734

Property and equipment, net of accumulated depreciation of $43,823 and $35,214 as of June 30, 2008 and December 31, 2007, respectively	24,466	40,556
Other intangible assets	5,737	8,970
Goodwill	3,449	3,449
Other long term assets	—	290

Total assets	$83,439	$170,073

LIABILITIES AND STOCKHOLDERS’ AND PARTNERS’ DEFICIT
Current liabilities:
Accounts payable	$13,626	$30,439
Accrued expenses	36,970	54,377
Due to Partners	1,070	4,299
Member deposits and credit fees	10,204	10,849
Deferred revenue	6,618	7,575

Total current liabilities	68,488	107,539
Convertible notes payable and interest payable due to Partners	75,685	62,642
Other non-current liabilities	1,142	1,390

Total liabilities	145,315	171,571
Commitments and contingencies
Stockholders’ and partners’ deficit:
Convertible preferred membership units (141,068,350 authorized; 141,068,350 and 124,401,683 issued and outstanding and convertible into Class A Common Stock at a 1:1 conversion rate at June 30, 2008 and December 31, 2007, respectively)	590,478	540,478
Serial preferred stock ($0.01 par value; 20,000,000 authorized; -0- shares issued and outstanding at June 30, 2008 and December 31, 2007)	—	—
Class B common stock ($0.01 par value; 2 shares authorized, issued and outstanding at June 30, 2008 and December 31, 2007)	—	—
Class A common stock ($0.01 par value; 230,000,002 shares authorized; 5,564,147, and 5,561,272 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively)	56	56
Additional paid-in capital	20,418	18,308
Accumulated deficit	(672,828)	(560,340)

Total stockholders’ and partners’ deficit	(61,876)	(1,498)

Total liabilities and stockholders’ and partners’ deficit	$83,439	$170,073

The accompanying unaudited notes are an integral part of these condensed combined financial statements.

HELIO, INC. and HELIO LLC

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(In thousands)

	(unaudited) Six months ended June 30, 2008	(unaudited) Six months ended June 30, 2007
Revenue:
Service revenue	$88,905	$44,984
Equipment sales and other revenue	17,805	18,560

Total revenue	106,710	63,544
Cost of sales:
Cost of services	47,812	28,150
Cost of equipment sales	44,403	35,634

Total cost of sales	92,215	63,784
Gross margin (loss)	14,495	(240)
Operating expenses:
Operations and member service	50,199	48,929
Sales and marketing	35,115	68,279
General and administrative	22,665	31,490
Stock compensation	1,184	1,147
Impairment charge	4,458	—
Restructuring charges	10,866	—

Total operating expenses	124,487	149,845
Operating loss before other (expense)/income	(109,992)	(150,085)
Other (expense)/income:
Interest expense	(3,058)	—
Interest income and other	563	3,104

Net loss	$(112,487)	$(146,981)

The accompanying unaudited notes are an integral part of these condensed combined financial statements.

HELIO, INC. and HELIO LLC

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

	(unaudited) Six months ended June 30, 2008	(unaudited) Six months ended June 30, 2007
Operating activities
Net loss	$(112,487)	$(146,981)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,345	15,568
Impairment of assets	4,458	—
Restructuring	10,866	—
Stock based compensation	1,398	1,328
Interest expense associated with convertible notes payable to partners	3,058	—
Other non-cash activities	705	944
Changes in operating assets and liabilities:
Accounts receivable	9,812	(5,070)
Inventory	11,362	(9,472)
Prepaid expenses and other assets	3,854	(3,477)
Restricted cash	6,835	(37)
Accounts payable	(16,814)	6,350
Accrued liabilities and due to Partners	(32,161)	6,769
Deferred revenue and other liabilities	(1,205)	803

Net cash used in operating activities	(94,974)	(133,275)
Investing activities
Purchases of property and equipment	(480)	(7,612)
Purchases of marketable securities	—	(38,650)
Proceeds from disposition of marketable securities	—	62,867

Net cash (used in) provided by investing activities	(480)	16,605
Financing activities
Partner cash contributions in HELIO LLC in exchange for convertible preferred membership units	50,000	39,000
Exercise of employee common stock options	6	13
Proceeds from the issuance of notes payable	10,000	—

Net cash provided by financing activities	60,006	39,013

Net decrease in cash and cash equivalents	(35,448)	(77,657)
Cash and cash equivalents, beginning of period	45,148	111,066

Cash and cash equivalents, end of period	$9,700	$33,409

The accompanying unaudited notes are an integral part of these condensed combined financial statements.

HELIO, INC. and HELIO LLC

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

1. Description of Business and Basis of Presentation

HELIO, Inc. is a Delaware corporation formed on January 27, 2005 as a joint venture between EarthLink, Inc. (“EarthLink”) and SK Telecom Co., Ltd. and its subsidiaries and/or affiliates (“SKT”) (collectively, the “Partners”) for the purposes of developing and marketing branded wireless telecommunication services, including but not limited to handsets, voice services, data services, stand-alone and other wireless services within the United States of America. HELIO, Inc. is the sole general managing partner of HELIO LLC, a Delaware limited liability company (“HELIO LLC” or the “Operating Company”). HELIO LLC is the operating company of HELIO, Inc. and is owned by the Partners’ respective ownership interests in HELIO, Inc. The financial statement presentation of the operating results, balance sheets and cash flows of HELIO, Inc. and HELIO LLC (together, the “Company”) are presented on a combined basis as of June 30, 2008 and December 31, 2007 and for the six months ended June 30, 2008 and 2007.

The Company is a non-facilities-based mobile virtual network operator (“MVNO”) offering mobile communications services and handsets to U.S. consumers. As a MVNO, the Company does not own licensed frequency spectrum; rather, it leases and resells its wireless services through outside wireless carriers’ networks.

Basis of Presentation

The accompanying condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial reporting. Accordingly, they do not include annual disclosures necessary for a presentation of the Company’s financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, the interim financial information provided herein reflects all adjustments (consisting of normal and recurring adjustments) necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the interim periods presented on a basis consistent with the Company’s historical audited financial statements and accompanying notes for the year ended December 31, 2007. The financial statements provided herein should be read in conjunction with the financial statements and accompanying notes included in the Company’s financial statements for the year ended December 31, 2007.

Proposed Acquisition by Virgin Mobile, USA Inc.

On June 27, 2008, the Company and its Partners entered into an agreement (the “Agreement”) for Helio LLC to be acquired by Virgin Mobile USA, Inc. (“VMU”), a provider of wireless products and services. Helio LLC will become a wholly owned subsidiary of Virgin Mobile USA, L.P, the operating partnership of VMU.

Under the terms of the Agreement, SK Telecom USA Holdings, Inc. (“SK Telecom”), EarthLink, and Helio, Inc. will exchange their ownership in Helio LLC for the equivalent of 13 million shares of Class A common stock in VMU. In accordance with the agreement, at the time of closing of the acquisition Helio LLC is obligated to have working capital of no less than negative $15 million, including accruals for all restructuring actions that Helio LLC is required to complete. If working capital is less than negative $15 million the number of limited partnership units and shares of Class A common stock to be issued will be adjusted accordingly. The transaction closed in August 2008. See Note 11-Subsequent Events for further details.

2. Recently Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”. This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which is the year beginning January 1, 2008 for the Company. The Company adopted SFAS No. 157 effective January 1, 2008. The adoption of SFAS

HELIO, INC. and HELIO LLC

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

No. 157 for financial assets and liabilities held by the Company did not have a material effect on the Company’s financial statements or notes thereto. As of June 30, 2008, the Company has financial assets in cash, which is measured at fair value using quoted prices for identical assets in an active market (Level 1 fair value hierarchy) in accordance to SFAS No. 157.

In February 2008, the FASB issued FSP FAS 157-2, Effective Date of FASB Statement No. 157 (FSP FAS 157-2), which permits a one year deferral of the application of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The Company will adopt SFAS No. 157 for non-financial assets and non-financial liabilities on January 1, 2009 and does not expect the provisions to have a material effect on its results of operations, financial position or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115”. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which is the year beginning February 1, 2008 for the Company. The Company adopted SFAS No. 159 on January 1, 2008 and elected not to measure any additional financial instruments or other items at fair value.

In December 2007, the FASB issued SFAS No. 141 (Revised), “Business Combinations” (“SFAS No. 141(R)”), replacing SFAS No. 141, “Business Combinations” (“SFAS No. 141”), and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 141(R) retains the fundamental requirements of SFAS No. 141, broadens its scope by applying the acquisition method to all transactions and other events in which one entity obtains control over one or more other businesses, and requires, among other things, that assets acquired and liabilities assumed be measured at fair value as of the acquisition date, that liabilities related to contingent considerations be recognized at the acquisition date and remeasured at fair value in each subsequent reporting period, that acquisition-related costs be expensed as incurred, and that income be recognized if the fair value of the net assets acquired exceeds the fair value of the consideration transferred. SFAS No. 160 establishes accounting and reporting standards for noncontrolling interests (i.e., minority interests) in a subsidiary, including changes in a parent’s ownership interest in a subsidiary and requires, among other things, that noncontrolling interests in subsidiaries be classified as a separate component of equity. Except for the presentation and disclosure requirements of SFAS No. 160, which are to be applied retrospectively for all periods presented, SFAS No. 141 (R) and SFAS No. 160 are to be applied prospectively in financial statements issued for fiscal years beginning after December 15, 2008. The Company does not anticipate any material impact to its financial statements from the adoption of SFAS No.’s 141(R) and 160.

In March 2008, the FASB issued SFAS No. 161, Disclosures About Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133 (“SFAS 161”) . SFAS 161 enhances the disclosure requirements for an entity’s derivative instruments and hedging activities. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company does not anticipate the adoption of SFAS 161 to have an effect on the financial condition, results of operations or cash flows of the Company.

HELIO, INC. and HELIO LLC

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

3. Inventory

The Company’s inventory is comprised of the following (in thousands):

	June 30, 2008	December 31, 2007
Devices (net of $15.0 million and $3.1 million reserves, respectively)	$11,627	$22,521
Accessories (net of $0.9 million and $0.6 million reserves, respectively)	740	1,208

Total inventory	$12,367	$23,729

4. Convertible Promissory Notes

In June 2008, the Company issued a convertible promissory note agreement in the principal amount of $10.0 million in favor of SKT (the “Convertible Note”). The Convertible Note bears interest at the rate of 10% per year and matures in October 2008. The amount of such note is convertible into preferred membership units of the Company, and SKT has agreed to convert such secured promissory note into preferred membership units of the Company immediately prior to the closing of the potential acquisition by VMU.

As of June 30, 2008, the Company had a total outstanding convertible notes payable balance of $75.7 million, of which $30.0 million principal and $2.8 million accrued interest is due to EarthLink and $40.0 million principal and $2.9 million accrued interest is due to SKT. During the period ended June 30, 2008, the Company recorded $1.5 million of interest expense associated with the Convertible Promissory Notes to both SKT and Earthlink, respectively. The Company did not record any interest expense related to convertible promissory notes during the six months ended June 30, 2007.

Immediately prior to closing of the acquisition of Helio LLC by VMU, all outstanding convertible promissory notes from the Company were exchanged by Earthlink and SKT, respectively, for preferred membership units of the Company.

5. Capitalization

Formation and Capitalization of HELIO LLC

In November 2007, the Partners entered into the Second Amended and Restated Limited Liability Company Agreement, whereby SKT may contribute up to an additional $200.0 million prior to December 31, 2009 (the “SKT Contribution Right”). In February and March of 2008, SKT contributed an additional $20.0 and $30.0 million in cash in exchange for 6,666,667 and 10,000,000 Preferred Membership Units at $3.00 per unit, respectively.

HELIO, INC. and HELIO LLC

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

As of June 30, 2008, the following Membership Units were issued and outstanding by the Operating Company (in thousands, except for Membership Units):

Member	Cash Contributions	Conversion of Secured Promissory Notes and Accrued Interest	Non-cash Contribution(including EarthLink Cancelled Shares as a result of the Trigger Event)	Membership Units Issued and Outstanding	Membership Units
SKT	$300,000	$70,478	$—	100,159,259	Convertible Preferred Units
EarthLink	180,000	—	—	40,909,091	Convertible Preferred Units
HELIO, Inc.	8,157	—	1,374	5,564,149	Convertible Common Units

Total	$488,157	$70,478	$1,374	146,632,499

During the six months ended June 30, 2008, HELIO, Inc. reinvested less than $0.1 million into the Operating Company for an additional 2,875 Convertible Common Membership Units, which pertained to exercises of employee stock options.

6. Stock Compensation

Stock Option Activity

During the six months ended June 30, 2008, the Company granted time vested options to employees for the purchase of 4,439,001 shares. The Company estimated the fair value of employee time-based stock options using the Black-Scholes valuation model. The fair value of these time-based employee stock options is being amortized on a straight-line basis over the requisite service period of the awards. The fair value of employee stock options granted during the six months ended June 30, 2008 and 2007 was estimated using the following weighted-average assumptions:

Risk-free interest rate	3%-5%
Expected life in years	5.00-6.25
Dividend yield	0%
Expected volatility	70%

During the six months ended June 30, 2008 the Company granted certain employee Performance Options of 2,309,340 shares. As prescribed under SFAS No. 123(R), Share Based Payment the Company accounts for its Performance Options based upon the probability of achieving the specific Performance Options milestones. For the six months ended June 30, 2008, the certainty of achieving the Performance Options milestones was deemed less than probable and accordingly there was no related compensation expense recorded for these Performance Options during these periods. The Company will continue to evaluate the probability of achieving these Performance Options milestones and as a result, additional stock compensation expense pertaining to these Performance Options may be recorded in future periods.

During the six months ended June 30 2008, the Company modified stock awards of certain employees as a part of severance related agreements. The modification resulted in the vesting of 2,568,751 options being accelerated and the recording of $0.7 million of additional stock compensation expense.

HELIO, INC. and HELIO LLC

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

During the six months ended June 30 2008 and 2007, the Company recognized aggregate employee stock compensation expense of approximately $1.2 million, and $0.8 million, respectively.

7. Warrants

In May 2008 and in conjunction with certain services to be provided by SK Telecom International, Inc (“SKTI”) to the Company over a four year period (the “SKTI Service Agreement”), the Company issued ten-year warrants to SKTI, a related party and affiliate of SKT to purchase (i) an aggregate of 786,933 and 1,243,935 shares of the Company’s Class A Common Stock (the “May 2008 Warrant”) at an exercise price of $1.82 and $1.03 per share respectively and (ii) an aggregate of 653,473 and 671,935 shares of the Company’s Class A Common Stock (the “Performance Warrant”) at an exercise price of $1.82 and $1.03 per share respectively. The May 2008 Warrant vests over the term of the four year SKTI Service Agreement at the rate of 25% each year.

The Performance Warrant is exercisable under the following performance conditions:

•	One-fourth ( 1/4) of the Performance Warrant Shares may be purchased upon the attainment of the Operating Company of three hundred thousand (300,000) members;

•	An additional one-fourth ( 1/4) of the Performance Warrant Shares may be purchased upon the attainment of the Operating Company of five hundred thousand (500,000) members;

•	An additional one-fourth ( 1/4) of the Performance Warrant Shares may be purchased upon the attainment of the Operating Company of seven hundred and twenty five thousand (725,000) members; and

•	An additional one-fourth ( 1/4) of the Performance Warrant Shares may be purchased upon the attainment of the Operating Company of one million twenty five (1,025,000) members.

The Company accounts for its warrants under Emerging Issue Task Force Issue No. 96-18 Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services (“EITF 96-18”) using the fair value provisions of SFAS No. 123(R), Share Based Payment. Under EITF 96-18, the warrants were valued using the Black-Scholes valuation model and as applicable, the measurement of expense was subject to periodic mark-to-market adjustments in each reporting period. The deemed fair value of its warrants was calculated with the following assumptions:

Risk-free interest rate	3%-5%
Expected life in years	5.00-6.25
Dividend yield	0%
Expected volatility	70%

During the six months ended June 30 2008 and 2007, the Company recognized aggregate expense of approximately $0.2 million, and $0.5 million, respectively, related to all warrants issued. During the periods ended June 30 2008 and 2007, no expense was recognized for the Performance Warrants as the likelihood of reaching performance criteria was deemed to be less than probable.

8. Income Taxes

HELIO LLC is not a taxable entity for federal income tax purposes. Pursuant to the HELIO LLC Membership Agreement (the “Membership Agreement”), losses generated by HELIO LLC are generally allocated in the following order: (i) to holders of HELIO LLC Convertible Common Membership units up to member(s) capital account balance(s), without creating a deficit in the member(s) capital account; and, (ii) to holders of HELIO LLC convertible preferred membership units up to member(s) capital account balance(s) and in proportion to their respective interest, without creating a deficit in the members’ capital account. Under the Membership Agreement, profits generated by HELIO LLC are generally allocated first to the holders of Preferred Membership Units to the extent of prior losses, and second to the holders of Convertible Common Membership units to the extent of prior losses. As a result of the Membership Agreement, HELIO, Inc. was allocated losses from HELIO LLC up to its investment in HELIO LLC.

HELIO, INC. and HELIO LLC

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

The Company records a provision (benefit) for federal and state income taxes and generally recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities, applying enacted statutory rates. Pursuant to the provisions of SFAS No. 109, Accounting For Income Taxes (“SFAS 109”), the Company provides valuation allowances for deferred tax assets for which it does not consider realization of such assets to be more likely than not. The Company did not record a tax provision for the six months ended June 30, 2008 and 2007, respectively.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” (“FIN 48”), which the Company adopted on January 1, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. As a result of the implementation of FIN 48, the Company recognized no material adjustment in the liability for unrecognized income tax benefits. As of June 30, 2008, the Company has no material unrecognized tax benefits, interest or penalties related to various federal and state income tax matters. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits as income tax expense.

9. Commitments and Contingencies

Commitments

During the six months ended June 30, 2008, the Company entered into a non-cancellable purchase obligation with two handset vendor totaling $13.4 million. As of June 30, 2008, the remaining purchase obligations under these contracts were $13.4 million, which is required to be fulfilled before the end of 2008.

Leases

The Company leases certain of its facilities and equipment under non-cancelable operating leases expiring in various years through 2016. The leases generally contain annual escalation provisions as well as renewal options. The total amount of rental payments, net of allowances and incentives, is being charged to expense using the straight-line method over the terms of the leases. In addition to the rental payments, the Company generally pays a monthly allocation of the buildings’ operating expenses. Total rental expense in the periods ended June 30, 2008 and 2007 for all operating leases amounted to $5.0 million and $2.9 million.

In June of 2008, the Company’s Board of Directors formally approved a restructuring plan to close several lease facilities, including all Company owned retail stores and kiosks. The Company launched its retail store program in 2006 and its kiosk program in 2007. Each location had capitalized costs related to store’s design, initial build out and the Company’s point of sale system. As of June 30, 2008 all operations at the Company owned stores and kiosks ceased. As a result the assets at each of these locations were no longer usable by the Company and did not have any resalable value to outside parties. As a result the fair value of these assets was determined to be $0 and the Company recorded a one time impairment charge for long lived assets of $4.5 million. See Note 10- Restructuring for further details of the restructuring plan.

10. Restructuring

In August 2007, the Company’s Board of Directors formally approved a restructuring plan to reduce the Company’s cost structure (the “Restructuring”). In conjunction with the Restructuring and as prescribed by SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, (“SFAS 146”) the Company recorded a $2.4 million restructuring charge to operations in 2007 consisting of $2.0

HELIO, INC. and HELIO LLC

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

million of employee related costs and $0.4 million of facility related costs. The Company had $0.2 million accrued at December 31, 2007 related to the restructuring. During the six months ended June 30, 2008 the Company paid $0.1 million related to the accrual and anticipates the Restructuring will be completed during the year ended December 31, 2008.

In June 2008, the Company’s Board of Directors formally approved a second restructuring plan to further reduce the Company’s cost structure (the “Restructuring II”). In conjunction with the Restructuring II and as prescribed by SFAS 146, the Company recorded a $10.9 million restructuring charge to operations in 2008 consisting of $2.5 million of employee related costs and $8.4 million of facility related costs. The Company made cash payments of $2.4 million, non-cash write downs of $0.3 million during the six months ended June 30, 2008 and has $8.2 million accrued at June 30, 2008 related to the Restructuring II. The Company anticipates the Restructuring II will be completed during the year ended December 31, 2009.

11. Subsequent Events

To fund the restructuring actions required in the agreement with VMU the Company has entered into a convertible promissory note agreement with SKT (the “Bridge Facility”). The Company borrowed $5 million in both July and August 2008. The Bridge Facility bears interest at the rate of 10% per year, is exchangeable into preferred membership units and matures in October 2008.

On August 22, 2008 VMU completed the acquisition of Helio LLC. Helio LLC became a wholly owned subsidiary of Virgin Mobile USA, LP, the operating partnership of VMU.

In connection with the closing of the acquisition of Helio LLC by VMU, each holder of outstanding Options and Warrants in the Company immediately prior to closing were entitled to exercise all or any portions of their holdings. Upon closing of the deal all outstanding options and warrants were canceled.

In addition, in connection with the closing of the acquisition of Helio LLC by VMU, all convertible promissory notes were converted to preferred membership units. See Note 4 – Convertible Promissory Notes for more details.

HELIO, INC. and HELIO LLC

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

12. Reconciliation of HELIO, Inc. and HELIO LLC (Summarized Financial Data)

As discussed in Note 1, the combined financial statements include the accounts of HELIO, Inc. and HELIO LLC. The following presents the summarized balance sheets as of June 30, 2008 and December 31, 2007 and statements of operations for the six months ended June 30, 2008 and 2007 for HELIO, Inc. and HELIO LLC on a stand-alone basis, and any adjustments required to combine the entities as presented (in thousands):

	At and for the six months ended June 30, 2008 (unaudited)
	HELIO LLC	HELIO, Inc.	Adjustments		Combined
Total assets (less due from HELIO, Inc and HELIO LLC respectively.)	$83,439	$9,531	$(9,531	)(a)	$83,439
Due from HELIO, Inc.	456	—	(456	)(b)	—
Due from HELIO LLC.	—	75,685	(75,685	)(c)	—

Total assets	$83,895	$85,216	$(85,672)		$83,439

Total liabilities (less due to HELIO, Inc and Helio LLC respectively)	$69,630	$75,685	$—		$145,315
Due to Helio, Inc	75,685	—	(75,685	)(c)	—
Due to HELIO LLC	—	456	(456	)(b)	—

Total liabilities	145,315	76,141	(76,141)		145,315
Stockholders’ and partners’ equity	(61,420)	9,075	(9,531	)(a)	(61,876)
Total liabilities and stockholders’ and partners’ equity	$83,895	$85,216	$(85,672)		$83,439

Net Loss	$(112,404)	$(83)	$—		$(112,487)

	For the six months ended June 30, 2007 (unaudited)
Net Loss	$(146,894)	$(87)	$—		$(146,981)

(a)	Adjustment represents the elimination of HELIO, Inc.’s investment in HELIO LLC
(b)	Adjustments represent the elimination of costs incurred by HELIO, Inc., which are largely for Delaware state franchise taxes that was subsequently paid for by HELIO LLC on behalf of HELIO, Inc.
(c)	Adjustment represents the elimination of cash received for Partner convertible notes payable by HELIO LLC on behalf of HELIO, Inc.

HELIO, INC. and HELIO LLC

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

	At December 31, 2007
	HELIO LLC	HELIO, Inc.	Adjustments		Combined
Total assets (less due from HELIO, Inc and HELIO LLC respectively.)	$170,073	$9,526	$(9,526	)(a)	$170,073
Due from HELIO, Inc.	373	—	(373	)(b)	—
Due from HELIO LLC.	—	62,642	(62,642	)(c)	—

Total assets	$170,446	$72,168	$(72,541)		$170,073

Total liabilities (less due to HELIO, Inc and Helio LLC respectively)	$108,929	$62,642	$—		$171,571
Due to Helio, Inc	62,642	—	(62,642	)(c)	—
Due to HELIO LLC	—	373	(373	)(b)	—

Total liabilities	171,571	63,015	(63,015)		171,571
Stockholders’ and partners’ equity	(1,125)	9,153	(9,526	)(a)	(1,498)
Total liabilities and stockholders’ and partners’ equity	$170,446	$72,168	$(72,541)		$170,073

(a)	Adjustment represents the elimination of HELIO, Inc.’s investment in HELIO LLC
(b)	Adjustments represent the elimination of costs incurred by HELIO, Inc., which are largely for Delaware state franchise taxes that was subsequently paid for by HELIO LLC on behalf of HELIO, Inc.
(c)	Adjustment represents the elimination of cash received for Partner convertible notes payable by HELIO LLC on behalf of HELIO, Inc.